                                                                     Exhibit 2.3

                                 AMENDMENT NO. 2

                                       TO

                              AFFILIATION AGREEMENT
                                  by and among
                         FRANKLIN FINANCIAL CORPORATION,
                               FIFTH THIRD BANCORP
                                       and
                        FIFTH THIRD FINANCIAL CORPORATION

         This AMENDMENT NO. 2 dated as of this 10th day of December, 2002 to that certain Affiliation Agreement dated as of July 23, 2002, as amended by Amendment No. 1 dated as of September 9, 2002 (the "Agreement") by and among Franklin Financial Corporation ("Franklin"), Fifth Third Bancorp ("Fifth Third") and Fifth Third Financial Corporation ("Fifth Third Financial").

                                   WITNESSETH:

         WHEREAS, each of Franklin, Fifth Third and Fifth Third Financial agree that it is in their mutual best interests to enter into this Amendment No. 2 to further facilitate the orderly consummation of the transactions contemplated by the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Defined Terms. Except for capitalized terms, which are expressly defined in this Amendment No. 2, all capitalized terms shall have the meanings set forth in the Agreement.

         2. Amendment to Sections V.A.1 and V.B.1. The parties hereby agree that each of the third sentence of Section V.A.1 and the second sentence of Section V.B.1 of the Agreement are hereby further amended to replace the words "within sixty (60) days of the date" which were amended in Amendment No. 1 to read "within one hundred and twenty (120) days of the date" with the words "in a timely fashion in order to consummate the Merger within the time frame required by Section VIII.A.2".

         3. Reaffirmation. Except as expressly modified by this Amendment No. 2, the parties hereby ratify and confirm each and every provision of the Agreement. The parties further agree that neither the extensions of the time periods as set forth above nor any fact or circumstance which may have necessitated such extensions constitute any breach or default of any provision of the Agreement.

         4. Entire Agreement. The terms and provisions of the Agreement (including the documents and instruments referred to therein), together with this Amendment No. 2, constitute the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         5. Counterparts. This Amendment No. 2 may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

         6. Governing Law. This Amendment No. 2 shall be governed and construed in accordance with the laws of the State of Ohio, without regard to any applicable conflicts of law principles (except to the extent that mandatory provisions of federal or state law apply).


         IN WITNESS WHEREOF, Franklin Financial Corporation, Fifth Third Bancorp and Fifth Third Financial Corporation have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                           FRANKLIN FINANCIAL CORPORATION

                 By:  /s/ GORDON E. INMAN
                      ----------------------
                          Name:  Gordon E. Inman
                                 ----------------------------
                          Title: Chairman
                                 ----------------------------


                 FIFTH THIRD BANCORP

                 By: /s/ PAUL L. REYNOLDS
                     ----------------------------------------
                          Name:  Paul L. Reynolds
                                 ----------------------------
                          Title: Executive Vice President, General Counsel
                                 -----------------------------------------
                                  & Secretary
                                  -----------

                 FIFTH THIRD FINANCIAL CORPORATION

                 By: /s/ PAUL L. REYNOLDS
                     ----------------------------------------
                          Name:  Paul L. Reynolds
                                 ----------------------------
                          Title: Executive Vice President, General Counsel
                                 -----------------------------------------
                                  & Secretary
                                  -----------